Filed with the Commission on July 25, 2003

1940 Act File No. 811-7774

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-1A

☒	REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

☒	AMENDMENT NO. 48

SCUDDER INVESTMENT PORTFOLIOS

(f/k/a BT Investment Portfolios)

(Exact Name of Registrant as Specified in Charter)

One South Street

Baltimore, Maryland 21202

(Address of Principal pursuant Executive Offices)

(410) 895-5000

(Registrant’s Telephone Number)

Daniel O. Hirsch, Esq.

One South Street Baltimore, Maryland 21202

(Name and Address of Agent for Service )

Copies to:

Burton M. Leibert, Esq.

Willkie, Farr & Gallagher

787 Seventh Avenue

New York, New York 10019

Explanatory Note

This Amendment to the Registration Statement of Scudder Investment Portfolios (“Portfolio”) on Form N-1A (the “Registration Statement”) has been filed by the Portfolio pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Portfolio are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.

Potential investors to whom an offer of beneficial interests is made (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction, or transactions, offered by or discussed in, this Registration Statement and all materials of any kind (including tax opinions or other tax analyses) that are provided to such person by, or on behalf of, the Portfolio in connection with an investment in the Portfolio. For this purpose, “tax treatment” is the purported or claimed Federal income tax treatment of a transaction and “tax structure” is limited to any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of a transaction.

Scudder Investment Portfolios comprises 7 portfolios. This Amendment to the Registration Statement relates only to Asset Management Portfolio II and Asset Management Portfolio III (each a “Portfolio” and collectively, the “Portfolios”). Capitalized terms used in this Part A have the same meaning as in the current prospectus of Scudder Advisor Funds (f/k/a BT Investment Funds) – Lifecycle Short Range Fund—Investment Classand LifecycleMid Range Fund—Investment Class (File Nos. 33-07404 and 811-4760)(the “Feeder Funds”) (the “Feeder Funds’ Prospectus”). Additional information about the investment policies of the Portfolios appears in Part B of this Registration Statement.

Asset Management Portfolio II

Asset Management Portfolio III

PART A

Responses to Items 1, 2, 3, 5, and 9 have been omitted pursuant to Instruction B.2(b) of the General Instructions to Form N-1A.

Item 4.	Investment Objectives, Principal Investment Strategies, and Related Risks.

Beneficial interests in the Scudder Investment Portfolios (the “Registrant”) are divided into separate series, each having distinct investment objectives and policies, two of which, Asset Management Portfolio II and Asset Management Portfolio III (each a “Portfolio” and collectively, the “Portfolios”), are described herein.

Each Portfolio seeks to achieve its investment objective by allocating investments among stocks, bonds and short-term instruments. The Portfolios’ investment objectives are as follows: Asset Management Portfolio II seeks capital growth, current income and growth of income, consistent with reasonable investment risk, and Asset Management Portfolio III seeks high current income consistent with conservation of capital.

Investments in the Portfolios are neither insured nor guaranteed by the US government. Investments in the Portfolios are not deposits of, or guaranteed or endorsed by, any bank. They are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency, and are subject to investment risk, including the possible loss of the principal amount invested.

There can be no assurance that the investment objectives of the Portfolios will be achieved. The Registrant incorporates by reference information concerning the Portfolios’ investment objectives, policies and the risk factors associated with their investments from the sections entitled “Objective,” “Strategy,” “Principal Investments,” “Investment Process,” “Risks” and “Organizational Structure” in the Feeder Funds’ Prospectus.

Additional information about the investment policies of the Portfolios appears in Part B of this Registration Statement.

Item 6.	Management, Organization, and Capital Structure.

Registrant incorporates by reference information concerning the management of the Portfolios from the sections entitled “Annual Fund Operating Expenses” and “Management of the Fund” in the Feeder Funds’ Prospectus.

The Registrant is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Registrant. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolios. Investments in the Portfolios may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolios (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of each Portfolio. However, the risk of an investor in the Portfolios incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and each Portfolio itself was unable to meet its obligations.

The Registrant reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Currently, the Registrant has 7 series: Asset Management Portfolio II, Asset Management Portfolio III, Liquid Assets Portfolio, EAFE Equity Index Portfolio, Small Cap Portfolio, US Bond Index Portfolio, PreservationPlus Portfolio and PreservationPlus Income Portfolio

Investments in the Portfolios have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Registrant is not required and has no current intention to hold annual meetings of investors, but the Registrant will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g. upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Registrant’s outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Registrant incorporates by reference additional information concerning each Portfolio’s capital stock from the sections entitled “How the Fund Calculates Share Price,” “Buying and Selling Fund Shares,” and “Understanding Distributions and Taxes,” in each Feeder Funds’ Prospectus.

Item 7.	Shareholder Information.

Registrant incorporates by reference information concerning computation of net asset value and valuation of each Portfolio’s assets from sections entitled “Calculating a Fund’s Share Price” and “Buying and Selling Fund Shares” in the Feeder Funds’ Prospectus.

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

Each Portfolio may, at its own option, accept securities in payment for interests. The securities delivered in payment for interests are valued by the method described under “Purchase Redemption and Pricing of Securities” in Part B as of the day the Portfolio receives the securities. This is a taxable transaction to the investor. Securities may be accepted in payment for interests only if they are, in the judgment of the investment advisor, appropriate investments for the Portfolio. In addition, securities accepted in payment for interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, over the counter market or by readily available market quotations from a dealer in such securities. Each Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for its interests.

An investment in the Portfolios may be made without a sales charge. All investments are made at the net asset value next determined if an order is received by the Portfolios by the designated cutoff time for each accredited investor. The net asset value of each Portfolio is determined on each day the New York Stock Exchange (“NYSE”) is open for business (“Portfolio Business Day”). The NYSE is open every week, Monday through Friday, except when the following holidays are celebrated: New Year’s Day, Martin Luther King, Jr. Day (the third Monday in January), President’s Day (the third Monday in February), Good Friday, Memorial Day (the last Monday in May), Independence Day, Labor Day (the first Monday in September), Thanksgiving Day (the fourth Thursday in November) and Christmas Day. Each Portfolio’s portfolio securities are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Board of Trustees believes accurately reflects fair value.

There is no minimum initial or subsequent investment in the Portfolios. However, because the Portfolios intend to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

An investor in the Portfolios may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolios by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolios in Federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven calendar days. Unless requested by an investor, the Portfolio will not make a redemption in kind to the investor, except in situations where the investor may make redemptions in kind.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Portfolios and Scudder Distributors, Inc. (“SDI”) reserve the right to cease accepting investments at any time or to reject any investment order.

The placement agent for the Portfolio is SDI. The principal business address of SDI and its affiliates is 222 South Riverside Plaza, Chicago, IL 60606. SDI receives no additional compensation for serving as the placement agent for the Portfolio.

Registrant incorporates by reference information concerning the dividends and distributions and tax consequences from the sections entitled “Dividends and Distributions” and “Tax Considerations” in the Feeder Funds’ Prospectus.

Under the anticipated method of operation of the Portfolios, the Portfolios will not be subject to any income tax. However, each investor in the Portfolios will be taxed on its share (as determined in accordance with the governing instruments of the Portfolios) of the Portfolios’ ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder.

It is intended that the Portfolios’ assets, income and distributions will be managed in such a way that an investor in the Portfolios will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolios.

Item 8.	Distribution Arrangements.

Registrant incorporates by reference information concerning sales loads, Rule 12b-1 fees and its Master-Feeder structure from the sections entitled “Annual Fund Operating Expenses” and “Organizational Structure” in the Feeder Funds’ Prospectus.

Asset Management Portfolio II

Asset Management Portfolio III

PART B

Item 10.	Cover Page and Table of Contents.

The Prospectus of Scudder Investment Portfolios, on behalf of Asset Management Portfolio III and Asset Management Portfolio II, dated July 25, 2003, which may be amended from time to time, provides the basic information investors should know before investing. The Statement of Additional Information (“SAI”), which is not a Prospectus, is intended to provide additional information regarding the activities and operations of the Registrant and should be read in conjunction with the Prospectus. You may request a copy of a

Prospectus or a paper copy of this SAI, if you have received it electronically, free of charge by calling 1-800-621-1048.

Table of Contents

Fund History

Performance Information

Description of the Fund and its Investments and Risks

Management of the Fund

Control Persons and Principal Holders of Securities

Investment Advisory and Other Services

Brokerage Allocation and Other Practices

Capital Stock and Other Securities

Purchase, Redemption and Pricing of Shares

Taxation of the Fund

Underwriters

Calculation of Performance Date

Financial Statements

ITEM 11.	FUND HISTORY.

The Registrant was organized as a trust under the laws of the State of New York on March 27, 1993.

ITEM 12.	DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS.

The Registrant is a no-load, diversified, open-end management investment company. Registrant incorporates by reference information concerning the investment policies, limitations and risks of the Portfolios from the sections entitled “Investment Objectives and Policies “ in the current SAI of Scudder Advisor Funds - Lifecycle Mid Range Fund—Investment Class and Lifecycle Short Range Fund—Investment Class (File Nos. 33-07404 and 811-4760 (each a “Feeder Fund”) (each the “Feeder Funds’ SAI”). Capitalized terms used in this Part B have the same meaning as in the Feeder Funds’ SAIs.

ITEM 13.	MANAGEMENT OF THE FUND.

Registrant incorporates by reference information concerning the management of the Portfolios from the section entitled “Management of the Trust and Portfolios” in the Feeder Funds’ SAI.

ITEM 14.	CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of July 8, 2003, Lifecycle Short Range Fund—Investment Class and Lifecycle Mid Range Fund—Investment Class (each a “Fund”) (series of shares of Scudder Investment Funds) each owned approximately 100% of the value of the outstanding interests in Asset Management Portfolio III and Asset Management Portfolio II, respectively. The Scudder Investment Funds is organized as a

Massachusetts business trust. Because Lifecycle Short Range Fund—Investment Class and Lifecycle Mid Range Fund—Investment Class control their corresponding Portfolios, they may take actions without the approval of any other investor in the Portfolios or any other series of the Registrant, as the case may be.

Each Fund has informed the Registrant that whenever it is requested to vote on matters pertaining to the fundamental policies of the Registrant, the Fund will hold a meeting of shareholders and will cast its votes as instructed by the Fund’s shareholders and in the same proportion as the votes of the Fund’s shareholders. Fund shareholders who do not vote will not affect the Fund’s votes at the shareholder meeting. The percentage of the Fund’s votes representing Fund shareholders not voting will be voted by the Trustees or officers of the Fund in the same proportion as the Fund shareholders who do, in fact, vote. Whenever a Fund is requested to vote on a matter pertaining to the Registrant, the Fund will vote its shares without a meeting of the Fund shareholders if the proposal, if made with respect to such Fund, would not require the vote of the Fund shareholders as long as such action is permissible under applicable statutory and regulatory requirements. It is anticipated that other registered investment companies investing in the Registrant will follow the same or a similar practice.

ITEM 15.	INVESTMENT ADVISORY AND OTHER SERVICES.

Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of each Portfolio from the section entitled “Management of the Trust and Portfolios “ in the Feeder Funds’ SAI.

ITEM 16.	BROKERAGE ALLOCATION AND OTHER PRACTICES.

Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolios from the section entitled “Investment Objectives and Policies—Portfolio Transactions and Brokerage Commissions” in the Feeder Funds’ SAI.

ITEM 17.	CAPITAL STOCK AND OTHER SECURITIES.

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series. No series of the Registrant has any preference over any other series. Investors in the Portfolios are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolios. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in the net assets of the Portfolio available for distribution to investors. Investments in the Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolios may not be transferred. Certificates representing an investor’s beneficial interest in the Registrant are issued only upon the written request of an investor.

Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment. The Portfolios and the other series of the Registrant will all vote together in certain circumstances (e.g., election of the Registrant’s Trustees, as required by the 1940 Act and the rules thereunder). One or more series of the Registrant could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Registrant, or in a series as the case may be, may control the outcome of votes and in such event the other investors in the Portfolios, or in the series, would not be able to elect any Trustee. The Registrant is not required and has no current intention to hold annual meetings of investors but the Registrant will hold special meetings of investors when in the judgment of the Registrant’s Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Registrant’s Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Registrant, with respect to each Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of the Portfolio’s investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolios), except that if the Trustees of the Registrant recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolios) will be sufficient. A Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment), or (ii) by the Trustees of the Registrant by written notice to its investors.

Investors in the Portfolios or any other series of the Registrant will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Registrant in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that the Registrant shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Registrant, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Registrant itself was unable to meet its obligations with respect to any series thereof.

The Declaration of Trust further provides that obligations of each Portfolio or any other series of the Registrant are not binding upon the Trustees individually but only upon the property of the Portfolio or other series of the Registrant, as the case may be, and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Registrant reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in the election or selection of Trustees and principal underwriters. Upon liquidation or dissolution of any series of the Registrant, the investors in that series would be entitled to share pro rata in the net assets of that series available for distribution to investors.

ITEM 18.	PURCHASE, REDEMPTION AND PRICING OF SHARES.

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. See Item 7, “Shareholder Information” in Part A of this Registration Statement.

Registrant incorporates by reference information concerning the method followed by the Portfolios in determining their net asset value and the timing of such determinations from the sections entitled “Valuation of Securities-Redemptions and Purchases in Kind” in the Feeder Funds’ SAI.

ITEM 19.	TAXATION OF THE FUND.

Registrant incorporates by reference information concerning the taxation of the Portfolios from the section entitled “Taxation” in the Feeder Funds’ SAI.

It is intended that each Portfolio’s assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the respective Portfolio.

There are certain tax issues that will be relevant to only certain of the investors in a Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Portfolio.

ITEM 20.	UNDERWRITERS.

The placement agent for the Portfolio is SDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 21.	CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 22.	FINANCIAL STATEMENTS.

The Portfolios’ financial statements are hereby incorporated by reference from the Feeder Funds’ Annual Report dated March 31, 2003. (File Numbers 33-07404 and 811-4760). A copy of the Annual

Report may be obtained without charge by contacting the Registrant.

Asset Management Portfolio II

Asset Management Portfolio III

PART C

Responses to Items 23(e) and (i)-(k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 23.	EXHIBITS

Responses to Items 23(e) and (i)-(k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

(a)	Declaration of Trust of the Registrant; 2

(1)	First Amendment to Declaration of Trust; *
(2)	Second Amendment to Declaration of Trust; *
(3)	Third Amendment to Declaration of Trust; *
(4)	Fourth Amendment to Declaration of Trust; *
(5)	Fifth Amendment to Declaration of Trust; *
(6)	Sixth Amendment to Declaration of Trust; *
(7)	Amendment No. 7 to Declaration of Trust; 4
(8)	Amendment No. 8 to Declaration of to Declaration of Trust; 7
(9)	Amendments No. 9, 10, and 11 to Declaration of Trust; 6
(10)	Amendment No. 12 to Declaration of Trust; 10
(11)	Amendment No. 13 to Declaration of Trust; 10
(12)	Amendment No. 14 to Declaration of Trust; 10
(13)	Amendment No. 15 to Declaration of Trust; 10
(14)	Amendment No. 16 to Declaration of Trust; 11
(15)	Amendment No. 17 to Declaration of Trust; 13

(b)	By-laws of the Registrant; 2

(c)	Instrument Defining Rights of Security Holders—Not Applicable;

(d)	(1) Investment Advisory Agreement between the Registrant and Deutsche Asset Management, Inc. dated April 25, 2003 – filed herewith;

(2) Form of Investment Sub-Advisory Agreement, between Deutsche Asset Management, Inc. and Northern Trust Investments, Inc. on behalf of the Registrant—filed herewith;

(e)	Exclusive Placement Agent Agreement between the Registrant and Scudder Distributors, Inc. dated August 19, 2002 – filed herewith;

(f)	Bonus or Profit Sharing Contracts—Not Applicable;

(g)	Custodian Agreement between State Street Bank and Trust Company and Scudder Investment Portfolios – filed herewith;

(h)	Administration and Services Agreement dated July 1, 2001 between Registrant and Investment Company Capital Corp.; 15

(1)	Expense Limitation Agreement dated July 1, 2001 among Investment Company Capital Corp., Deutsche Asset Management, Inc., BT Advisor Funds, and BT Investment Portfolios, on behalf of EAFE Equity Index Portfolio, Small Cap Index Portfolio and U.S. Bond Index Portfolio; 14
(2)	Expense Limitation Agreement dated July 1, 2001, among Investment Company Capital Corp., Deutsche Asset Management, Inc., BT Institutional Funds, Cash Management Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio and BT Investment Portfolios, on behalf of Liquid Assets Portfolio; 14
(3)	Expense Limitation Agreement dated July 1, 2001 among Investment Company Capital Corp., Deutsche Asset Management, Inc., BT Investment Funds, Cash Management Portfolio, Treasury Money Portfolio, International Equity Portfolio, Capital Appreciation Portfolio, Asset Management Portfolio and BT Investment Portfolios, on behalf of Small Cap Portfolio, Asset Management Portfolio II, Asset Management Portfolio III, Quantitative Equity Portfolio and PreservationPlus Income Portfolio; 14
(4)	Expense Limitation Agreement dated July 1, 2001, among Investment Company Capital Corp., Deutsche Asset Management, Inc., BT Pyramid Mutual Funds and BT Investment Portfolios, on behalf of PreservationPlus Portfolio; 14
(5)	Expense Limitation Agreement dated April 25, 2003 among Investment Company Capital Corp., Deutsche Asset Management, Inc., Scudder Investment Portfolios, on behalf of Asset Management Portfolio II and Asset Management Portfolio III – filed herewith;

(i)	Legal Opinion—Not applicable;

(j)	Other Opinions—Not applicable;

(k)	Omitted Financial Statements—Not applicable;

(l)	(1) Investment Representation letters of initial investors; 1
(2)	Investment Representation Letters of Initial Investors, EAFE(R) Equity Index Portfolio, U.S. Bond Index Portfolio, Equity 500 Equal Weighted Index Portfolio, Small Cap Index Portfolio; 3

(m)	Rule 12b-1 Plan – Not Applicable.

(n)	Financial Data Schedules – Not applicable;

(o)	Rule 18f-3 Plan – Not Applicable;

(p)	(1) Portfolio, Investment Advisor, and Underwriter Codes of Ethics – filed herewith.

(2)	Sub-Advisor Code of ethics – filed herewith.

*Previously Filed.

1.	Incorporated by reference to the Registrant’s registration statement on Form N-lA (“Registration Statement”) as filed with the Commission on June 7, 1993.
2.	Incorporated by reference to Amendment No. 9 to Registrant’s Registration Statement as filed with the Commission on August 1, 1995. 11
3.	Incorporated by reference to Amendment No. 10 to Registrant’s Registration Statement as filed with the Commission on January 1, 1996.
4.	Incorporated by reference to Amendment No. 14 to Registrant’s Registration Statement as filed with the Commission on January 30, 1997.
5.	Incorporated by reference to Amendment No. 15 to Registrant’s Registration Statement as filed with the Commission on February 28, 1997.
6.	Incorporated by reference to Amendment No. 18 to Registrant’s Registration Statement as filed with the Commission on May 19, 1997.
7.	Incorporated by reference to Amendment No. 17 to Registrant’s Registration Statement as filed with the Commission on April 16, 1997.
8.	Incorporated by reference to Amendment No. 35 to Registrant’s Registration Statement as filed with the Commission on December 23, 1999.
9.	Incorporated by reference to Amendment No. 36 to Registrant’s Registration Statement as filed with the Commission on January 31, 2000.
10.	Incorporated by reference to Amendment No. 37 to Registrant’s Registration Statement as filed with the Commission on April 28, 2000.
11.	Incorporated by reference to Amendment No. 38 to Registrant’s Registration Statement as filed with the Commission June 26, 2000.
12.	Incorporated by reference to Amendment No. 39 to Registrant’s Registration Statement as filed with the Commission January 29, 2001.
13.	Incorporated by reference to Amendment No. 40 to Registrant’s Registration Statement as filed with the Commission April 30, 2001.
14.	Incorporated by reference to Amendment No. 41 to Registrant’s Registration Statement as filed with the Commission July 30, 2001.
15.	Incorporated by reference to Amendment No. 42 to Registrant’s Registration Statement as filed with the Commission July 29, 2002.

ITEM 24.	Persons Controlled By or Under Common Control with the Fund

None.

ITEM 25.	Indemnification.

Incorporated by reference to Post-Effective Amendment No. 11 to Registrant’s Registration Statement as filed with the Commission on January 29, 1996.

ITEM 26.	Business and Other Connections of Investment Advisor.

All of the information required by this item is set forth in the Form ADV, as amended, of Deutsche Asset Management, Inc. (formerly Morgan Grenfell Inc.) (File No. 801-27291). The following sections of the Form ADV are incorporated herein by reference:

(a)	Items 1 and 2 of Part II;
(b)	Section 6, Business Background, of each Schedule D.

Item 27.	Principal Underwriters.

(a)	Scudder Distributors, Inc., the Distributor for shares of the Registrant, act as principal underwriter for certain other open-end investment companies managed by DeAM, Inc.

(b)	Information on the officers and directors of Scudder Distributors, Inc., principal underwriter for the Registrant, is set forth below. The principal business addresses is 222 South Riverside Plaza, Chicago, Illinois 60606.

(1)	(2)	(3)
Name and Principal Business Address	Position and Offices with Distributor	Positions and Offices with Registrant
Thomas F. Eggers 345 Park Avenue New York, NY 10154	Chairman and Director

Jonathan R. Baum 345 Park Avenue New York, NY 10154	Chief Executive Officer, President and Director

Scott B. David Two International Place Boston, MA 02110-4103	Vice President and Director

(1)	(2)	(3)
Name and Principal Business Address	Position and Offices with Distributor	Positions and Offices with Registrant
John W. Edwards, Jr. 60 Wall Street New York, NY 10005-2858	Chief Financial Officer and Treasurer

Caroline Pearson Two International Place Boston, MA 02110-4103	Secretary	Assistant Secretary

Linda J. Wondrack Two International Place Boston, MA 02110-4103	Vice President and Chief Compliance Officer

C. Perry Moore 222 South Riverside Plaza Chicago, IL 60606	Chief Operating Officer and Vice President

David Edlin 222 South Riverside Plaza Chicago, IL 60606	Vice President

Robert Froelich 222 South Riverside Plaza Chicago, IL 60606	Vice President

Michael L. Gallagher 222 South Riverside Plaza Chicago, IL 60606	Vice President

M. Patrick Donovan Two International Place Boston, MA 02110-4103	Vice President

Kenneth P. Murphy Two International Place Boston, MA 02110-4103	Vice President

(1)	(2)	(3)
Name and Principal Business Address	Position and Offices with Distributor	Positions and Offices with Registrant
Philip J. Collora 222 South Riverside Plaza Chicago, IL 60606	Assistant Secretary

(c) None

ITEM 28.	Location of Accounts and Records.

Registrant:

c/o Deutsche Bank

One South Street

Baltimore, MD 21202

Advisor:

Deutsche Asset Management, Inc.

345 Park Avenue

New York, NY 10154

Sub-Advisor:

Northern Trust Investments, N.A.

50 South LaSalle Street,

Chicago, IL 60675

Transfer Agent:

SCUDDER INVESTMENTS SERVICE COMPANY

c/o Scudder Investments

811 Main Street

Kansas City, MO 64105

Sub Transfer Agent:

DST

210 West 10th Street

Kansas City, MO 64105

Distributor:

SCUDDER DISTRIBUTORS, INC.

222 South Riverside Plaza

Chicago, IL 60606-5808

Item 29.	Management Services.

Not applicable.

Item 30.	Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, SCUDDER INVESTMENT PORTFOLIOS, has duly caused this Amendment No. 48 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, duly authorized in the City of Baltimore and the State of Maryland, on the 25th day of July, 2003.

SCUDDER INVESTMENT PORTFOLIOS

By:	/s/ BRUCE A. ROSENBLUM
Bruce A. Rosenblum Assistant Secretary

SCUDDER INVESTMENT PORTFOLIOS

One South Street

Baltimore, Maryland 21202

July 25, 2003

EDGAR Operations Branch

Securities and Exchange Commission

Division of Investment Management

450 Fifth Street, Northwest

Washington, DC 20549

Re: SCUDDER INVESTMENT PORTFOLIOS (f/k/a BT INVESTMENT PORTFOLIOS) (the “Registrant”)

       1940 Act File No. 811-7774

Dear Sir or Madam:

Pursuant to the Investment Company Act of 1940, as amended, and Rule 8b-16 thereunder, Amendment No. 48 to the Registration Statement of the above-referenced Registrant is hereby electronically transmitted.

Please note that Parts A and B of this Registration Statement incorporate by reference information concerning the Registrant found in the prospectus and statement of additional information of Lifecycle Mid Range Fund—Investment Class and Lifecycle Short Range Fund—Investment Class, each a series of Scudder Investment Funds, filed with the Commission on Post-Effective Amendment No. 103 on July 25, 2003 (File Nos. 33-07404 and 811-4760), a copy of which will be provided to anyone requesting a copy of this Registration Statement.

Please note that we have filed this amendment as Amendment No. 48 to correct a discrepancy in the filing sequence of the prior filings for this Registrant.

If you have any questions regarding this filing, please call Fran Pollack-Matz at (410) 895-3288.

Very truly yours,

/s/ BRUCE A. ROSENBLUM
Bruce A. Rosenblum Assistant Secretary